Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-148615, 333-74016 and 333-51310) of ImageWare Systems, Inc. of our report dated April 14, 2008, relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K for the fiscal year ended December 31, 2007.

/s/ Stonefield Josephson, Inc.

Los Angeles, California

April 13, 2008